
      <ARTICLE>     UT
<LEGEND> THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM
THE UNAUDITED CONSOLIDATED BALANCE SHEET AND RELATED CONSOLIDATED STATEMENTS OF INCOME, RETAINED EARNINGS AND CASH FLOWS OF NEW ENGLAND ELECTRIC SYSTEM, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER>     1,000

<FISCAL-YEAR-END>     DEC-31-1999
<PERIOD-END>     DEC-31-1999
<PERIOD-TYPE>     12-MOS
<BOOK-VALUE>     PER-BOOK
<TOTAL-NET-UTILITY-PLANT>     2,524,591
<OTHER-PROPERTY-AND-INVEST>     256,113
<TOTAL-CURRENT-ASSETS>     642,648
<TOTAL-DEFERRED-CHARGES>     1,571,041     <F1>
<OTHER-ASSETS>     0
<TOTAL-ASSETS>     4,994,393
<COMMON>          64,970
<CAPITAL-SURPLUS-PAID-IN>     736,716
<RETAINED-EARNINGS>     1,022,091
<TOTAL-COMMON-STOCKHOLDERS-EQ>     1,592,762     <F3>
<PREFERRED-MANDATORY>     0
<PREFERRED>     19,480     <F2>
<LONG-TERM-DEBT-NET>     1,006,700
<SHORT-TERM-NOTES>     60,500
<LONG-TERM-NOTES-PAYABLE>     0
<COMMERCIAL-PAPER-OBLIGATIONS>     0
<LONG-TERM-DEBT-CURRENT-PORT>     49,310
<PREFERRED-STOCK-CURRENT>     0
<CAPITAL-LEASE-OBLIGATIONS>     0
<LEASES-CURRENT>     0
<OTHER-ITEMS-CAPITAL-AND-LIAB>     2,265,641
<TOT-CAPITALIZATION-AND-LIAB>     4,994,393
<GROSS-OPERATING-REVENUE>     2,623,509
<INCOME-TAX-EXPENSE>     100,809
<OTHER-OPERATING-EXPENSES>     2,284,392
<TOTAL-OPERATING-EXPENSES>     2,385,201
<OPERATING-INCOME-LOSS>     238,308
<OTHER-INCOME-NET>     12,342
<INCOME-BEFORE-INTEREST-EXPEN>     250,650
<TOTAL-INTEREST-EXPENSE>     81,117
<NET-INCOME>     162,782
<PREFERRED-STOCK-DIVIDENDS>     1,090     <F2>
<EARNINGS-AVAILABLE-FOR-COMM>     162,782
<COMMON-STOCK-DIVIDENDS>     139,603
<TOTAL-INTEREST-ON-BONDS>     69,741
<CASH-FLOW-OPERATIONS>     363,028
<EPS-BASIC>     $2.74
<EPS-DILUTED>     $2.74

<F1>Total deferred charges includes other assets.
<F2>Preferred stock reflects preferred stock of subsidiaries.  Preferred stock dividends reflect preferred stock dividends of subsidiaries.
<F3> Total common stockholders equity includes treasury stock at cost and unrealized gain on securities.